UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

Synergy CHC Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-55098	99-0379440
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	ID Number)

865 Spring Street, Westbrook, ME	04092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 939-9004

Synergy Strips Corp.

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on August 5, 2015, we amended our Articles of Incorporation to effect the following:

●	change the name of our company from “Synergy Strips Corp.” to “Synergy CHC Corp.”; and

●	increase the authorized shares of common stock from 75,000,000 to 300,000,000.

We previously filed an Information Statement on Schedule 14C on July 15, 2015, disclosing the stockholder consent to the amendments to our Articles of Incorporation.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 6, 2015, we obtained the written consent of stockholders, which became effective August 5, 2015, to approve the following matters:

●	to amend our Articles of Incorporation to change the name of the company to “Synergy CHC Corp.”;

●	to amend our Articles of Incorporation to increase the authorized shares of common stock from 75,000,000 to 300,000,000; and

●	to approve the 2014 Equity Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.4	Amendment to the Articles of Incorporation, effective August 5, 2015.

10.8	2014 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY CHC CORP.

Date: August 6, 2015	/s/ Jack Ross
Jack Ross
President and Chief Executive Officer